Contact:	Veronica Garza
Investor Relations
(512) 683-6873

National Instruments Reports Record Q1 Orders and $ 191 Million in Revenue
Shipping Issue on March 31 Reduces Q1 Revenue by $5 Million

Q1 2010 Highlights

•	Revenue of $191 million, up 21 percent year-over-year

•	Record first quarter orders, up 25 percent year-over-year

•	GAAP gross margin of 77.4 percent and non-GAAP gross margin of 77.9 percent

•	Fully diluted GAAP EPS of $0.23 and non-GAAP fully diluted EPS of $0.28, matching prior records for a first quarter set in Q1 2007 and Q1 2008, respectively

•	Shipping issue reduced revenue and fully diluted EPS by approximately $5 million and $0.05 per share, respectively

•	Record cash and short-term investments of $296 million as of March 31, 2010

•	Record first quarter cash flow from operations of $42 million

•	Deferred revenue increased by $4 million to $61 million

AUSTIN, Texas – April 27, 2010 – National Instruments (Nasdaq: NATI) reported quarterly revenue for Q1 2010 of $191 million, representing a 21 percent year-over-year increase and a 5 percent sequential decline. The sequential decline was exaggerated by a shipping issue on March 31 that resulted in $5 million of shipments missing the deadline for revenue recognition in Q1. The issue occurred because certain product shipments that were processed throughout the day on March 31, were not transferred to the company’s freight carriers until two hours after the company’s revenue recognition cut-off time, due to a delay in the completion of export documents.  As a result these shipments were not recorded as revenue in Q1 financial results and will be recognized as revenue in Q2. Q1 orders were up 25 percent year-over-year, resulting in an all-time record for first quarter orders.

Net income for Q1 was $18.4 million, with GAAP fully diluted earnings per share (EPS) of $0.23, matching a first quarter record the company set in Q1 2007. Non-GAAP net income was $22 million, with non-GAAP fully diluted EPS of $0.28, matching a first quarter record the company set in Q1 2008. The shipping issue discussed earlier reduced GAAP and non-GAAP fully diluted EPS by approximately $0.05. The company’s non-GAAP results exclude the impact of both stock-based compensation and the amortization of acquisition-related intangibles. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

In Q1, gross margin increased by 0.5 percentage points sequentially and increased 3.3 percentage points year-over-year to 77.4 percent. Non-GAAP gross margin increased by 0.4 percentage points sequentially and increased by 3.0 percentage points year-over-year to 77.9 percent. Inventory increased slightly in Q1 due to the shipping issue previously discussed.

"Our strategic decision to maintain our investments in R&D and the field sales force throughout the recession have proven their value in the record first quarter orders we received in Q1,” said James Truchard, NI president, co-founder and CEO. “I believe the advances we have made in our product portfolio and the expanded reach of our sales force will continue to catalyze our growth in the recovery."

National Instruments Reports Record Q1 Orders and $ 191 Million in Revenue
April 27, 2010

NI virtual instrumentation and graphical system design product sales were up 19 percent year-over-year and orders were up 24 percent year-over-year. NI instrument control product sales were up 48 percent year-over-year and orders were up 50 percent year-over-year. Product revenue was $175 million, up 22 percent from Q1 2009, and software maintenance revenue was $15.7 million, up 9 percent year-over-year. Geographically, revenue in U.S. dollar terms for Q1 2010 compared to Q1 2009 was up 16 percent in the Americas, up 17 percent in Europe and up 35 percent in Asia. In local currency terms, revenue was up 9 percent in Europe and up 27 percent in Asia. Orders in U.S. dollar terms for Q1 2010 compared to Q1 2009 were up 22 percent in the Americas, up 22 percent in Europe and up 33 percent in Asia. In local currency terms, orders were up 17 percent in Europe and up 25 percent in Asia.

As of March 31, NI had a record of $296 million in net cash and short-term investments, up $7 million from Dec. 31, 2009. During Q1 2010, the company paid $10 million in dividends and used $31 million to repurchase 1,014,000 shares of its common stock at an average price of $30.50 per share. National Instruments announced that its Board of Directors declared a dividend of $0.13 per share on its common stock payable on June 1, 2010, to shareholders of record on May 10, 2010.

Outlook

The trends of the global Purchasing Managers Index (PMI) continued to be positive in Q1, averaging 56 in the quarter. Nevertheless, the global PMI has averaged 46.6 for the last six quarters, and there will have to be sustained strength in the global PMI, if global gross domestic product (GDP) is to recover to 2008 levels.  The company has seen very strong year-over-year order growth so far this quarter, with April on track to approximately match April 2008.  If order growth remains strong, then given the rapid resurgence in large orders and their historical concentration towards the end of the quarter,  NI will likely see backlog rise in coming quarters and this would adversely  affect NI’s revenue pattern in Q2 and Q3.

"Our guidance anticipates very strong year-over-year revenue growth in Q2, with the midpoint of guidance representing 36 percent year-over-year revenue growth,” said Alex Davern, NI CFO. “We plan to continue driving operating leverage and will be careful about adding fixed cost in 2010. We are currently budgeting to grow our R&D and field sales headcount moderately, offsetting this increase by allowing attrition to reduce headcount in other areas of the business."

NI expects strong Q2 year-over-year revenue growth, with revenue expected to be between $200 million and $214 million. The company expects fully diluted EPS between $0.28 and $0.38, with non-GAAP fully diluted EPS expected to be between $0.33 and $0.43. Q2 guidance includes the $5 million or approximately $0.05 per share impact of the shipping issue discussed previously.

National Instruments Reports Record Q1 Orders and $ 191Million in Revenue
April 27, 2010

Non-GAAP Earnings Presentation and Non-GAAP Expense Guidance

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, operating expense, operating income, net income, provision for taxes and EPS for Q1 2010 on a GAAP and non-GAAP basis. When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results.

Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense or amortization of acquired intangibles that are non-cash charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods, to establish operational goals, to compare with its business plan and individual operating budgets, to measure management performance for purposes of executive compensation including payments to be made under bonus plans, to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals, to allocate resources and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release also discloses NI earnings before interest, taxes, depreciation and amortization (EBITDA) for the three-month periods ended March 31, 2010 and 2009. Management also believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Conference Call Information

Interested parties can listen to the Q1 2010 conference call today, April 27, beginning at 4:00 p.m. CDT, at www.ni.com/call. Replay information is available by calling (888) 203-1112, confirmation code # 3642695, from April 27 at 7:00 p.m. CDT through May 3 at midnight CDT.

National Instruments Reports Record Q1 Orders and $191 Million in Revenue
April 27, 2010

Forward-Looking Statements

This release contains “forward-looking statements,” including statements related to our advances continuing to catalyze our growth, April being on track to approximately match April 2008, the rapid resurgence in large orders, continuation and timing of supply chain issues, order backlog potentially rising and impacting our revenue patterns, strong year-over-year growth in Q2, continuing to drive operating leverage,  being careful about adding fixed costs in 2010, budgeting to grow R&D and field sales headcount moderately, allowing attrition to reduce headcount, expecting revenue for Q2 to be between $200 million and $214 million with diluted EPS between $0.28 and $0.38 with non-GAAP fully diluted EPS expected between $0.33 and $0.43. These statements are subject to a number of risks and uncertainties, including the risk of further adverse changes or fluctuations in the global economy, disruption of European logistics, component shortages, delays in the release of new products, fluctuations in customer demand for NI products, our ability to continue to control our operating expenses, manufacturing inefficiencies and foreign exchange fluctuations. Actual results may differ materially from the expected results. The company directs readers to its Form 10-K for the fiscal year ended December 31, 2009 and other documents it files with the SEC for other risks associated with the company’s future performance.

About National Instruments

National Instruments (www.ni.com) is transforming the way engineers and scientists design, prototype and deploy systems for measurement, automation and embedded applications. NI empowers customers with off-the-shelf software such as NI LabVIEW and modular cost-effective hardware, and sells to a broad base of more than 30,000 different companies worldwide, with no one customer representing more than 3 percent of revenue and no one industry representing more than 15 percent of revenue. Headquartered in Austin, Texas, NI has more than 5,000 employees and direct operations in more than 40 countries. For the past 11 years, FORTUNE magazine has named NI one of the 100 best companies to work for in America. Readers can obtain investment information from the company’s investor relations department by calling (512) 683-5090, e-mailing nati@ni.com or visiting www.ni.com/nati. (NATI-F)

LabVIEW, National Instruments, NI, and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments Reports Record Q1 Orders and $191 Million in Revenue
April 27, 2010

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$184,618	$201,465
Short-term investments	110,952	87,196
Accounts receivable, net	104,818	103,957
Inventories, net	89,826	86,515
Prepaid expenses and other current assets	34,937	36,523
Deferred income taxes, net	15,222	16,522
Total current assets	540,373	532,178

Property and equipment, net	152,567	153,265
Goodwill, net	69,296	64,779
Intangible assets, net	48,369	43,390
Other long-term assets	19,647	19,417
Total assets	$830,252	$813,029

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$27,450	$23,502
Accrued compensation	19,465	14,934
Deferred revenue	60,972	57,242
Accrued expenses and other liabilities	12,619	8,560
Other taxes payable	12,306	14,181
Total current liabilities	132,812	118,419

Deferred income taxes	25,088	25,012
Liability for uncertain tax position	10,926	11,062
Other long-term liabilities	4,259	4,116
Total liabilities	$173,085	$158,609

Stockholders' equity:
Preferred stock	-	-
Common stock	774	774
Additional paid-in capital	362,856	336,446
Retained earnings	285,422	303,655
Accumulated other comprehensive income	8,115	13,545
Total stockholders' equity	$657,167	$654,420
Total liabilities and stockholders' equity	$830,252	$813,029

National Instruments Reports Record Q1 Orders and $191 Million in Revenue
April 27, 2010

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended
	March 31,

	2010	2009
	(unaudited)	(unaudited)
Net sales:
Products	$175,395	$143,450
Software maintenance	15,696	14,349
Total net sales	191,091	157,799

Cost of sales:
Cost of products	$42,262	$39,556
Cost of software maintenance	980	1,327
Total cost of sales	43,242	40,883

Gross profit	$147,849	$116,916

Operating expenses:
Sales and marketing	$74,441	$68,826
Research and development	38,546	34,789
General and administrative	15,340	15,780
Total operating expenses	$128,327	$119,395

Operating income	$19,522	$(2,479)

Other income (expense):
Interest income	$300	$589
Net foreign exchange gain (loss)	(698)	(702)
Other income (expense), net	348	163

Income before income taxes	$19,472	$(2,429)

Provision for (benefit from) income taxes	1,119	(2,787)

Net income	$18,353	$358

Basic earnings per share	$0.24	$0.00
Diluted earnings per share	$0.23	$0.00

Weighted average shares outstanding -
basic	77,380	77,277
diluted	78,435	77,436

Dividends declared per share	$0.13	$0.12

National Instruments Reports Record Q1 Orders and $191 Million in Revenue
April 27, 2010

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Three Months Ended
	March 31,

	2010	2009
	(unaudited)	(unaudited)
Cash flow from operating activities:
Net income	$18,353	$358
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	9,442	8,385
Stock-based compensation	4,916	5,082
Tax expense (benefit from) deferred income taxes	1,709	(1,486)
Tax expense stock option plans	1,587	242
Changes in operating assets and liabilities:
Accounts receivable	(613)	30,631
Inventories	(3,006)	4,740
Prepaid expenses and other assets	(297)	(5,766)
Accounts payable	3,618	(5,747)
Deferred revenue	3,730	(549)
Taxes and other liabilities	2,162	(11,084)
Net cash provided by operating activities	$41,601	$24,806

Cash flow from investing activities:
Capital expenditures	(5,271)	(3,004)
Capitalization of internally developed software	(3,404)	(3,114)
Additions to other intangibles	(543)	(1,340)
Acquisition, net of cash received	(2,191)	-
Purchases of short-term and long-term investments	(35,823)	(11,850)
Sales and maturities of short-term and long-term investments	9,037	4,026
Net cash (used by) provided by investing activities	$(38,195)	$(15,282)

Cash flow from financing activities:
Proceeds from issuance of common stock	22,341	7,237
Repurchase of common stock	(30,935)	(9,186)
Dividends paid	(10,072)	(9,285)
Tax (benefit from) stock option plans	(1,587)	(242)
Net cash used in financing activities	$(20,253)	$(11,476)

Net change in cash and cash equivalents	(16,847)	(1,952)
Cash and cash equivalents at beginning of period	201,465	229,400
Cash and cash equivalents at end of period	$184,618	$227,448

National Instruments Reports Record Q1 Orders and $191 Million in Revenue
April 27, 2010

Detail of GAAP charges related to stock-based compensation and amortization of acquisition intangibles (unaudited)

	Three Months Ended
	March 31,

	2010	2009

Stock-based compensation
Cost of sales	$362	$310
Sales and marketing	2,104	2,185
Research and development	1,765	1,737
General and administrative	685	799
Provision for income taxes	(1,545)	(3,014)
Total	$3,371	$2,017

Amortization of acquisition intangibles
Cost of sales	$722	$887
Sales and marketing	122	126
Research and development	-	-
General and administrative	-	-
Provision for income taxes	(253)	(280)
Total	$591	$733

National Instruments Reports Record Q1 Orders and $191 Million in Revenue
April 27, 2010

National Instruments
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)
(unaudited)

Reconciliation of Gross Profit to Non-GAAP Gross Profit
	Three Months Ended
	March 31,
	2010	2009
Gross profit, as reported	$147,849	$116,916
Stock-based compensation	362	310
Amortization of acquisition intangibles	722	887
Non-GAAP gross profit	$148,933	$118,113

Reconciliation of Operating Expense to Non-GAAP Operating Expenses
	Three Months Ended
	March 31,
	2010	2009
Operating expense, as reported	$128,327	$119,395
Stock-based compensation	(4,554)	(4,721)
Amortization of acquisition intangibles	(122)	(126)
Non-GAAP operating expenses	$123,651	$114,548

Reconciliation of Operating Income to Non-GAAP Operating Income
	Three Months Ended
	March 31,
	2010	2009
Operating income, as reported	$19,522	$(2,479)
Stock-based compensation	4,916	5,031
Amortization of acquisition intangibles	844	1,013
Non-GAAP operating income	$25,282	$3,565

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
	Three Months Ended
	March 31,
	2010	2009
Income before income taxes, as reported	$19,472	$(2,429)
Stock-based compensation	4,916	5,031
Amortization of acquisition intangibles	844	1,013
Non-GAAP income before income taxes	$25,232	$3,615

Reconciliation of Provision for Income Taxes to Non-GAAP Provision for Income Taxes
	Three Months Ended
	March 31,
	2010	2009
Provision for income taxes, as reported	$1,119	$(2,787)
Stock-based compensation	1,545	3,014
Amortization of acquisition intangibles	253	280
Non-GAAP provision for income taxes	$2,917	$507

National Instruments Reports Record Q1 Orders and $191 Million in Revenue
April 27, 2010

Reconciliation of Net Income and Diluted EPS to Non-GAAP Net Income and Non-GAAP
Diluted EPS (unaudited)

	Three Months Ended
	March 31,
	2010	2009
Net income, as reported	$18,353	$358
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	3,371	2,017
Amortization of acquisition intangibles, net of tax effect	591	733
Non-GAAP net income	$22,315	$3,108

Basic EPS, as reported	$0.24	$0.00
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.03
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01
Non-GAAP basic EPS	$0.29	$0.04

Diluted EPS, as reported	$0.23	$0.00
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.03
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01
Non-GAAP diluted EPS	$0.28	$0.04

Weighted average shares outstanding -
Basic	77,380	77,277
Diluted	78,435	77,436

Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(unaudited)
	Three Months Ended
	March 31,
	2010	2009
Net income, as reported	$18,353	$358
Adjustments to reconcile net income to EBITDA:
Interest income	(300)	(589)
Taxes	1,119	(2,787)
Depreciation and amortization	9,442	8,385
EBITDA	$28,614	$5,367

Diluted EPS, as reported	$0.23	$0.00
Adjustment to reconcile diluted EPS to EBITDA
Interest income	$(0.00)	$(0.01)
Taxes	$0.01	$(0.03)
Depreciation and amortization	$0.12	$0.11
EBITDA diluted EPS	$0.36	$0.07

Weighted average shares outstanding – Diluted	78,435	77,436

National Instruments Reports Record Q1 Orders and $191 Million in Revenue
April 27, 2010

National Instruments
Reconciliation of GAAP to Non-GAAP Estimated Measures
(in thousands, except per share data)
(unaudited)

Reconciliation of Estimated GAAP Fully Diluted EPS to Non-GAAP Fully Diluted EPS

	Three months ended
	June 30, 2010

	Low	High
GAAP Fully Diluted EPS, estimated	$0.28	$0.38
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	$0.04	$0.04
Impact of amortization of acquisition intangibles, net of tax effect	$0.01	$0.01

Non-GAAP diluted EPS, estimated	$0.33	$0.43

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